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                                                                     EXHIBIT 5.2

                 [Letterhead of Richards, Layton & Finger, P.A.]

                                December 19, 2002

UBS Preferred Funding Company LLC IV        UBS Preferred Funding Company LLC V
c/o UBS AG                                  c/o UBS AG
299 Park Avenue                             299 Park Avenue
New York, New York 10171                    New York, New York 10171

UBS Preferred Funding Trust IV              UBS Preferred Funding Trust V
c/o UBS AG                                  c/o UBS AG
299 Park Avenue                             299 Park Avenue
New York, New York 10171                    New York, New York 10171

                  Re:      UBS Preferred Funding Company LLC IV;
                           UBS Preferred Funding Trust IV;
                           UBS Preferred Funding Company LLC V; and
                           UBS Preferred Funding Trust V

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for UBS Preferred Funding Company LLC IV, a Delaware limited liability company ("Company IV"), UBS Preferred Funding Trust IV, a Delaware statutory trust ("Trust IV"), UBS Preferred Funding Company LLC V, a Delaware limited liability company ("Company V"), and UBS Preferred Funding Trust V, a Delaware statutory trust ("Trust V"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

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UBS Preferred Funding Company LLC IV
UBS Preferred Funding Trust IV
UBS Preferred Funding Company LLC V
UBS Preferred Funding Trust V
December 19, 2002
Page 2

                  (a) The Certificate of Formation of Company IV, dated as of December 12, 2002 (the "Company IV LLC Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 12, 2002;

                  (b) The Limited Liability Company Agreement of Company IV, dated as December 12, 2002, entered into by UBS AG, a bank organized under the laws of Switzerland ("UBS");

                  (c) A form of Amended and Restated Limited Liability Company Agreement of Company IV (the "Company IV LLC Agreement"), to be entered into by UBS and Trust IV, as members, to be attached as an exhibit to the Registration Statement(as defined below);

                  (d)      The Certificate of Trust of Trust IV (the "Trust
IV Certificate"), as filed in the office of the Secretary of State on December 12, 2002;

                  (e) The Trust Agreement of Trust IV, dated as of December 12, 2002, between Company IV, as grantor, and Wilmington Trust Company (the "Trustee"), as trustee of Trust IV;

                  (f) A form of the Amended and Restated Trust Agreement of Trust IV (the "Trust IV Agreement"), to be entered into among Company IV, as guarantor, the Trustee, as trustee of Trust IV, and UBS, solely for the purposes stated therein, to be attached as an exhibit to the Registration Statements;

                  (g) The Certificate of Formation of Company V, dated as of December 12, 2002 (the "Company V LLC Certificate"), as filed in the office of the Secretary of State on December 12, 2002;

                  (h) The Limited Liability Company Agreement of Company V, dated as December 12, 2002, entered into by UBS;

                  (i) A form of Amended and Restated Limited Liability Company Agreement of Company V (the "Company V LLC Agreement"), to be entered into by UBS and Trust V, as members, to be attached as an exhibit to the Registration Statements;

                  (j) The Certificate of Trust of Trust V (the "Trust V Certificate"), as filed in the office of the Secretary of State on December 12, 2002;

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UBS Preferred Funding Company LLC IV
UBS Preferred Funding Trust IV
UBS Preferred Funding Company LLC V
UBS Preferred Funding Trust V
December 19, 2002
Page 3

                  (k) The Trust Agreement of Trust V, dated as of December 12, 2002, between Company V, as grantor, and the Trustee, as trustee of Trust V;

                  (l) A form of the Amended and Restated Trust Agreement of Trust V (the "Trust V Agreement"), to be entered into among Company V, as guarantor, the Trustee, as trustee of Trust V, and UBS, solely for the purposes stated therein, to be attached as an exhibit to the Registration Statements;

                  (m) The Registration Statement on Form F-3 as filed with the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act of 1933 (the "Registration Statement") (such Registration Statement constituting pre-effective amendment No. 2 to registration statement No. 333-64844 and post-effective amendment No. 4 (as amended) to registration statement No. 333-46930), including a related prospectus ("Prospectus"), relating to the ___% Noncumulative Company Preferred Securities of Company IV (each, a "Company IV Preferred Security" and collectively, the "Company IV Preferred Securities") and to the corresponding ___% Noncumulative Trust Preferred Securities of Trust IV (each, a "Trust IV Preferred Security" and collectively, the "Trust IV Preferred Securities"); and to the ___% Noncumulative Company Preferred Securities of Company V (each, a "Company V Preferred Security" and collectively, the "Company V Preferred Securities") and to the corresponding ___% Noncumulative Trust Preferred Securities of Trust V (each, a "Trust V Preferred Security" and collectively, the "Trust V Preferred Securities");

                  (n) A Certificate of Good Standing for Company IV, dated December 18, 2002, obtained from the Secretary of State;

                  (o) A Certificate of Good Standing for Trust IV, dated December 18, 2002, obtained from the Secretary of State;

                  (p) A Certificate of Good Standing for Company V, dated December 18, 2002, obtained from the Secretary of State; and

                  (q) A Certificate of Good Standing for Trust V, dated December 18, 2002, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Company IV LLC Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (q) above. In particular, we have not reviewed any

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UBS Preferred Funding Company LLC IV
UBS Preferred Funding Trust IV
UBS Preferred Funding Company LLC V
UBS Preferred Funding Trust V
December 19, 2002
Page 4

document (other than the documents listed in paragraphs (a) through (q) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Company IV LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, Company IV, and that the Company IV LLC Agreement and the Company IV LLC Certificate are in full force and effect and have not been amended, (ii) that the Trust IV Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, management and termination of Trust IV, and that the Trust IV Agreement and the Trust IV Certificate are in full force and effect and have not been amended, (iii) that the Company V LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, Company V, and that the Company V LLC Agreement and the Company V LLC Certificate are in full force and effect and have not been amended, (iv) that the Trust V Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, management and termination of Trust V, and that the Trust V Agreement and the Trust V Certificate are in full force and effect and have not been amended, (v) except to the extent provided in paragraphs 1, 4, 7 and 10 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (vi) the legal capacity of natural persons who are signatories to the documents examined by us, (vii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (viii) the due authorization, execution and delivery by all parties thereto of all documents examined by us,
(ix) the receipt by each Person to whom a Company IV Preferred Security is to be issued by Company IV (each, a "Company IV Preferred Securityholder" and

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UBS Preferred Funding Company LLC IV
UBS Preferred Funding Trust IV
UBS Preferred Funding Company LLC V
UBS Preferred Funding Trust V
December 19, 2002
Page 5

collectively, the "Company IV Preferred Securityholders") of a certificate substantially in the form of the certificate attached to the Company IV LLC Agreement evidencing the Company IV Preferred Securities and the payment for the Company IV Preferred Securities acquired by it, in accordance with the Company IV LLC Agreement and the Registration Statement, (x) the receipt by each Person to whom a Trust IV Preferred Security is to be issued by Trust IV (each, a "Trust IV Holder" and collectively, the "Trust IV Holders") of a certificate substantially in the form of the trust certificate attached to the Trust IV Agreement and the payment for the Trust IV Preferred Security acquired by it, in accordance with the Trust IV Agreement and the Registration Statement, (xi) the receipt by each Person to whom a Company V Preferred Security is to be issued by Company V (each, a "Company V Preferred Securityholder" and collectively, the "Company V Preferred Securityholders") of a certificate substantially in the form of the certificate attached to the Company V LLC Agreement evidencing the Company V Preferred Securities and the payment for the Company V Preferred Securities acquired by it, in accordance with the Company V LLC Agreement and the Registration Statement, (xii) the receipt by each Person to whom a Trust V Preferred Security is to be issued by Trust V (each, a "Trust V Holder" and collectively, the "Trust V Holders") of a certificate substantially in the form of the trust certificate attached to the Trust V Agreement and the payment for the Trust V Preferred Security acquired by it, in accordance with the Trust V Agreement and the Registration Statement, (xiii) that the books and records of Company IV set forth the names and addresses of all Persons to be admitted as members of Company IV and the dollar value of each of the member's contribution to Company IV, (xiv) that the book and records of Company V set forth the names and addresses of all Persons to be admitted as members of Company V and the dollar value of each member's contribution to Company V, (xv) that the Company IV Preferred Securities are issued and sold to the Company IV Preferred Securityholders in accordance with the Registration Statement and the Company IV LLC Agreement, (xvi) that the Trust IV Preferred Securities are issued and sold to the Trust IV Holders in accordance with the Registration Statement and the Trust IV Agreement, (xvii) that the Company V Preferred Securities are issued and sold to the Company V Preferred Securityholders in accordance with the Registration Statement and the Company V LLC Agreement, and (xviii) that the Trust V Preferred Securities are issued and sold to the Trust V Holders in accordance with the Registration Statement and the Trust V Agreement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

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UBS Preferred Funding Company LLC IV
UBS Preferred Funding Trust IV
UBS Preferred Funding Company LLC V
UBS Preferred Funding Trust V
December 19, 2002
Page 6

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. Company IV has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.) (the "LLC Act").

                  2. The Company IV Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in Company IV.

                  3. The Company IV Preferred Securityholders shall not be obligated personally for any of the debts, obligations or liabilities of Company IV, whether arising in contract, tort or otherwise solely by reason of being a member of Company IV, except as a Company IV Preferred Securityholder may be obligated to repay any funds wrongfully distributed to it. We note that the Company IV Preferred Securityholders may be obligated to make payments as set forth in the Company IV LLC Agreement.

                  4. Trust IV has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the "Trust Act").

                  5. The Trust IV Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable interests in Trust IV.

                  6. The Trust IV Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (the "GCL"). We note that the Trust IV Holders may be obligated to make payments as set forth in the Trust IV Agreement.

                  7. Company V has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

                  8. The Company V Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 9 below, fully paid and nonassessable limited liability company interests in Company V.

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UBS Preferred Funding Company LLC IV
UBS Preferred Funding Trust IV
UBS Preferred Funding Company LLC V
UBS Preferred Funding Trust V
December 19, 2002
Page 7

                  9. The Company V Preferred Securityholders shall not be obligated personally for any of the debts, obligations or liabilities of Company V, whether arising in contract, tort or otherwise solely by reason of being a member of Company V, except as a Company V Preferred Securityholder may be obligated to repay any funds wrongfully distributed to it. We note that the Company V Preferred Securityholders may be obligated to make payments as set forth in the Company V LLC Agreement.

                  10. Trust V has been duly created and is validly existing in good standing as a statutory trust under the Trust Act.

                  11. The Trust V Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 12 below, fully paid and nonassessable interests in Trust V.

                  12. The Trust V Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the GCL. We note that the Trust V Holders may be obligated to make payments as set forth in the Trust V Agreement.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statements. We also consent to Sullivan & Cromwell's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them in connection with the Registration Statements. In addition, we hereby consent to the use of our name under the heading "Validity of the Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                             Very truly yours,

EAM/JGL/MPQ/SNS

                                             /s/ Richards, Layton & Finger, P.A.